Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clean Diesel Technologies, Inc.
Oxnard, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 30, 2016, relating to the consolidated financial statements of Clean Diesel Technologies, Inc. (“Company”), appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2015. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

BDO USA, LLP
Los Angeles, California

December 16, 2016